FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2014

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

        On  December 1, 2014, United States Cellular Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of several underwriters named therein (the “Underwriters”), and a related Terms Agreement (the “Terms Agreement”) among the Company and the Representatives, pursuant to which the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, subject to the satisfaction of the terms and conditions set forth in the Underwriting Agreement, $275,000,000 aggregate principal amount of the Company’s 7.25% Senior Notes due 2063 (the “Notes”).  The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties, and termination provisions.  Copies of the Underwriting Agreement and the Terms Agreement are attached hereto as Exhibit 1.1 and Exhibit 1.2, respectively, and are incorporated herein by reference thereto.

                The foregoing summary of the Underwriting Agreement and the Terms Agreement does not purport to be complete and is qualified in its entirety by reference to the respective documents incorporated by reference herein.

Item 8.01.  Other Events.

        The Notes were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-188971).  On December 2, 2014, the Company filed with the Securities and Exchange Commission a prospectus supplement to the prospectus dated December 1, 2014 pursuant to Rule 424(b)(5) under the Securities Act, relating to the offering of the Notes, which is incorporated by reference herein as Exhibit 99.1.

                On December 2, 2014, the Company announced that it had priced a public offering of $275,000,000 of 7.25% Senior Notes due 2063.  The Company’s press release issued on December 2, 2014 relating to such announcement is attached as Exhibit 99.2 and incorporated herein by reference thereto.

The offering is being made only by means of the prospectus supplement and the accompanying prospectus. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request it by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or e-mail dg.prospectus_requests@baml.com; or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; or RBC Capital Markets, LLC toll-free at 1-866-375-6829; or UBS Securities LLC toll-free at 1-877-827-6444, extension 561 3884; or Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or e-mail wfscustomerservice@wellsfargo.com.

The above descriptions are qualified in their entirety by reference to the Underwriting Agreement, the Terms Agreement, and each of the other documents filed as exhibits hereto, all of which are incorporated by reference into this current report on Form 8-K and the Registration Statement.

In reviewing the agreements included as exhibits to this report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. Certain of the agreements contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•         should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•         may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•         may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in the Registration Statement and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

                In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits included in this Form 8-K are identified on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	December 2, 2014

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
1.1

Underwriting Agreement dated as of December 1, 2014 among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters, relating to the Company’s 7.25% Senior Notes due 2063.

1.2

Terms Agreement dated as of December 1, 2014 among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters, relating to the Company’s 7.25% Senior Notes due 2063.

99.1

The Prospectus Supplement dated December 1, 2014 and the Prospectus dated December 1, 2014 filed by the Company with the Securities and Exchange Commission on December 2, 2014 are incorporated herein by reference thereto.

99.2	Press Release dated December 2, 2014

99.3	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement